Exhibit 107

Calculation of Filing Fee Tables

……Form F-3……..

(Form Type)

…………….…………… MDxHealth SA …………………………..

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Unit(2)(3)	Maximum Aggregate Offering Price(2)(3)	Fee Rate	Amount of Registration Fee(3)
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares, no par value	Rule 457(o)
Fees to Be Paid	Unallocated (Universal) Shelf	—	Rule 457(o)			$150,000,000.00	0.00011020	$16,530.00
Fees Previously Paid	—	—	—	—		—		—
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—		—
	Total Offering Amounts					$150,000,000.00		$16,530.00
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fees Due							$16,530.00

(1)	The amount to be registered consists of up to $150,000,000.00 of an indeterminate amount of ordinary shares, which may be sold in the form of American Depositary Shares, or ADSs. Each ADS represents the right to receive ten ordinary shares. ADSs issuable upon deposit of the common shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-260546). In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the shares being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)	The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security.
(3)	The proposed maximum aggregate offering price has been estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act and reflects the maximum offering price of securities registered hereunder. In no event will the aggregate offering price of all securities sold by the registrant from time to time pursuant to this registration statement exceed $150,000,000.00.